Exhibit 10.15

P3 HEALTH GROUP HOLDINGS, LLC
AMENDED AND RESTATED 2017 MANAGEMENT INCENTIVE PLAN

Effective as of November 4, 2019

1.          Purpose of Plan. This Management Incentive Plan (the “Plan”) of P3 Health Group Holdings, LLC, a Delaware limited liability company (the “Company”), and its Subsidiaries is designed to provide incentives to such present and future employees, managers, directors, consultants or advisors of the Company or its Subsidiaries (the “Participants”), as may be selected in the sole discretion of the Company’s board of managers (the “Board”), through the issuance of Management Incentive Units of the Company to Participants. Only those Participants who are employees, managers, directors, consultants or advisors of the Company or its Subsidiaries shall be eligible to participate in this Plan. This Plan is intended to qualify under Securities and Exchange Commission Rule 701.

2.          Definitions. Certain terms used in this Plan have the meanings set forth below:

“Class C Units” means the Company’s Class C Units as defined in the LLC Agreement. All Class C Units shall be Management Incentive Units.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 4, 2019, as the same may be further amended from time to time in accordance with its terms.

“Management Incentive Units” means Class C Units or such other class of Units that are issued pursuant to a Management Incentive Plan or an Incentive Unit Grant Agreement, as such terms are defined in the LLC Agreement.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

3.          Issuance of Management Incentive Units. Subject to the limitations set forth in the LLC Agreement, the Board shall have the power and authority to issue to eligible Participants selected by the Board up to an aggregate amount of 6,845,297 Management Incentive Units (the “Incentive Unit Cap”) at any time prior to the termination of this Plan. The Board shall have the power and discretion to issue Management Incentive Units to a Participant in such quantity, on such terms and subject to such conditions that are consistent with this Plan and established by the Board. Any Management Incentive Units issued under this Plan shall be subject to such terms and evidenced by an Incentive Unit Grant Agreement as shall be determined from time to time by the Board. In the event the Board grants Class C Units to a Participant, the Board shall designate whether such Class C Units are Class C-1 Units or Class C-2 Units.

4.          Administration of the Plan. Subject to the limitations set forth in the LLC Agreement, the Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (a) to interpret the terms of this Plan and (b) to determine the rights of any Person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Board. Each action of the Board shall be binding on all Persons.

5.          Conditions to Grant. It shall be a condition to the effectiveness of any grant of Management Incentive Units that the applicable Participant execute a joinder to the LLC Agreement, agreeing to be bound by each of the terms thereof applicable to such Participant as a holder of such Management Incentive Units.

6.          Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from any Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

7.          Termination and Amendment. The Board at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan.

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